Exhibit 10.88

Execution Version

AMENDMENT NO. 1

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), is entered into effective as of October 14, 2016 by and among 2015 ESA Project Company, LLC, a Delaware limited liability Borrower (the “Borrower”), and Crédit Agricole Corporate and Investment Bank, as Administrative Agent on behalf of the Required Lenders. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement (as defined below). All Section references, unless otherwise indicated, shall be references to Sections of the Credit Agreement and the rules of interpretation set forth in the Credit Agreement apply as if set forth herein.

RECITALS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of June 25, 2015, by and among the Borrower, the Lenders party thereto, Credit Agricole Corporate and Investment Bank (as Administrative Agent), and Wilmington Trust, National Association (as Collateral Agent and Depository Bank) (the “Credit Agreement”);

WHEREAS, the Borrower wishes to hereby amend the Credit Agreement, in accordance with Section 9.10 of the Credit Agreement, by amending Sections 5.3 and 5.6 of the Credit Agreement; and

WHEREAS, the Borrower requests that, with respect to the requirements of Section 5.3(a)(ii) of the Credit Agreement for fiscal year 2015, the Administrative Agent on behalf of the Required Lenders consent to the delivery of annual audited financial statements of Pledgor (both consolidated with the Borrower and presenting Borrower on a stand-alone basis including applicable eliminations) in place of annual audited financial statements of Borrower, as (the “2015 Financial Statement Waiver”);

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Amendments to the Credit Agreement.

i.	Section 5.3 is hereby amended and restated in its entirety to read as follows:

Section 5.3 Financial Statements and Reporting Requirements.

(a) Deliver to the Administrative Agent (unless waived by the Administrative Agent at the direction of the Required Lender with respect to the timing of delivery of the statements and reports in electronic format suitable for distribution on the Platform (as defined in Section 9.3(e) hereof):

(i) (A) Within forty-five (45) days after the end of each of the first three quarterly accounting periods of each fiscal year (commencing with the quarter ending September 30, 2015), unaudited financial statements (comprised of a balance sheet and income statement, and without notes) of each of Borrower and each Sponsor (provided that the obligations to provide such financial statements of a Sponsor shall terminate upon termination of such Sponsor’s funding obligations under the Equity Contribution Agreement) and (B) within forty-five (45) days after the end of each fiscal year (commencing with the year ending December 31, 2016), unaudited financial statements (comprised of a balance sheet and income statement, and without notes) of Borrower; and

(ii) Within one hundred twenty (120) days after the end of each fiscal year of the Pledgor (commencing with the fiscal year ending December 31, 2015), annual audited financial statements of each of Pledgor (both consolidated with the Borrower and presenting Borrower on a stand-alone basis including applicable eliminations), each Sponsor (provided that the obligations to provide such financial statements of a Sponsor shall terminate upon termination of such Sponsor’s funding obligations under the Equity Contribution Agreement), and Bloom for such fiscal year, accompanied with an audit opinion thereon by an auditor with a nationally-recognized accounting firm, which opinion shall state that said financial statements present fairly, in all material respects, the financial position of the relevant Person at the end of, and for, such fiscal year in accordance with GAAP.

(b) Upon delivery of each financial statement of Pledgor pursuant to Section 5.3 (a), deliver a certificate of an Authorized Officer of the Borrower that (i) no Default or Event of Default has occurred and is continuing, (ii) the financial statements of Borrower fairly present in all material respects the financial condition and (to the extent applicable) results of operations of Borrower, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), (iii) beginning with the first financial statements due to be delivered on or after the first Quarterly Date after Completion, a calculation of the Debt Service Coverage Ratio for the preceding twelve (12) months; provided that, to the extent any such Quarterly Date is less than twelve (12) months after Completion, the Debt Service Coverage Ratio as of such Quarterly Date shall be calculated solely on the basis of the period between Completion and such Quarterly Date, and (iv) which includes a statement of whether the Borrower is in compliance with the requirements of Section 5.16.

ii.	The first sentence of Section 5.6 is hereby amended and restated in its entirety to read as follows:

Maintain adequate books, accounts and records with respect to the Borrower and the Projects and ensure that all financial statements of the Credit Parties required hereunder are prepared in accordance with GAAP and in compliance with the regulations of any governmental regulatory body having jurisdiction thereof.

Section 2. Effective Date. This Amendment has been duly executed by the Borrower. This Amendment shall be effective upon the receipt of the Administrative Agent of the following (the “Effective Date”):

(a) duly executed counterparts of this Amendment signed by the Borrower and the Administrative Agent on behalf of the Required Lenders and

(b) duly executed consents for the Administrative Agent to execute this Amendment from Lenders representing Required Lenders.

Section 3. Waiver. The Administrative Agent on behalf of the Required Lenders hereby consents to the 2015 Financial Statement Waiver.

Section 4. No Other Changes or Waivers. Except as expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect. Except as specifically provided herein, the execution, delivery and performance of this Amendment shall not be deemed as a waiver of any other matters or any future matters. The Credit Agreement and this Amendment shall be read and construed as one instrument. This Amendment constitutes a Credit Document for all purposes.

Section 5. Representations and Warranties. The Borrower hereby represents and warrants that, as of the Effective (both immediately before and immediately after giving effect to the occurrence of the Effective Date and the transaction to occur thereon):

i.	It has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment.

ii.	The execution and delivery of this Amendment and the performance of the Credit Agreement as amended by this Amendment have been duly authorized by all necessary action on the part of the Borrower.

iii.	The execution and delivery by the Borrower of this Amendment and the performance by it of the Credit Agreement as amended by this Amendment do not and will not violate any Legal Requirement or any Obligation and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Legal Requirement or any such Obligation (other than the Liens created by the Collateral Documents on the Closing Date and from time to time thereafter).

iv.	This Amendment has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

v.	No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person which has not been received, filed, given or done is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment.

vi.	No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

vii.	The representations and warranties set forth in Article 4 of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date); provided that, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, it is true and correct in all respects.

Section 6. Headings. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9. Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Signatures of the parties hereto transmitted by facsimile or portable document format (PDF) shall be deemed to be their original signatures for all purposes.

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Amendment and return it to the Borrower, whereupon this Amendment shall become a binding agreement on the Lenders, the Administrative Agent, the Collateral Agent and the Borrower.

Very truly yours, 2015 ESA PROJECT COMPANY, LLC

By	/s/ William E Brockenborough
Name: William E Brockenborough
Title: Vice President

This Amendment is hereby accepted and agreed to as of the date hereof by:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent on behalf of the Required Lenders

By

Name:
Title:

By

Name:
Title:

Signature Page to Amendment No. 1 to Credit Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Amendment and return it to the Borrower, whereupon this Amendment shall become a binding agreement on the Lenders, the Administrative Agent, the Collateral Agent and the Borrower.

Very truly yours, 2015 ESA PROJECT COMPANY, LLC

By
Name:
Title:

This Amendment is hereby accepted and agreed to as of the date hereof by:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent on behalf of the Required Lenders

By	/s/ Theodore M. Vandermel
Name: Theodore M. Vandermel
Title: Managing Director

By	/s/ Robert G. Colvin
Name: Robert G. Colvin
Title: Managing Director

Signature Page to Amendment No. 1 to Credit Agreement